Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

August 25, 2023

Atlas Lithium Corporation

Rua Bahia, 2463, Suite 205

Belo Horizonte, Minas Gerais, Brazil 30.160-012

To the addressee set forth above:

We have acted as local Nevada counsel to Atlas Lithium Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the base prospectus contained therein relating to the registration for offering and sale from time to time by the Company of an indeterminate number of the following securities of the Company, with an aggregate initial offering price of up to $75,000,000: (A) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which shares include any shares of Common Stock issuable upon the conversion of any Preferred Stock (as defined below) convertible into shares of Common Stock (collectively, the “Common Shares”); and (B) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”) in one or more series (the “Preferred Shares” and, together with the Common Shares, the “Securities”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Securities as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the articles of incorporation and bylaws of the Company, each as amended to date (collectively, the “Governing Documents”) and (iii) such agreements, instruments, resolutions of the board of directors of the Company and other corporate records, and such other documents, or forms thereof, as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

www.bhfs.com

Atlas Lithium Corporation

August 25, 2023

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) each agreement, instrument or other document (or form thereof) we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) any and all agreements, instruments or other documents relating to the offering, issuance or sale of any Securities (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by the Company and the other parties thereto; (iii) each of the Securities Documents, the form of which has been or will be filed as an exhibit to the Registration Statement, has been or will be executed in substantially the form of such exhibit; (iv) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (v) no Securities have been or will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, any agreement or instrument that is binding upon the Company or any rule, requirement or restriction imposed by any governmental or regulatory agency, authority or body; (vi) (a) the Company has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Securities or other securities or obligations of the Company underlying, or issued or sold pursuant to or upon exercise, conversion or exchange of, any Preferred Stock, or any other agreement or arrangement), and the authorization of any prospectus supplement relating thereto, (b) all Securities have been or will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times, and (c) any and all certificates evidencing Securities are or will be properly signed, registered and delivered, as necessary, in accordance with all applicable laws, the Governing Documents and the relevant Securities Documents (collectively, “Corporate Proceedings”); (vii) after any issuance of Securities, the total number of issued and outstanding shares of Common Stock or shares of each series of Preferred Stock, together with the total number of shares of Common Stock or shares of such series of Preferred Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, arrangement, Certificate of Designation (as defined below) or otherwise, will not exceed the total number of shares of Common Stock or shares of such series of Preferred Stock, as applicable, then authorized under the Company’s articles of incorporation, including the Certificate of Designation for such series of Preferred Stock; (viii) the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series of Preferred Stock (including the Preferred Shares) have been or will be fixed in a certificate of designation relating to such series, prepared in the form prescribed by applicable law, duly signed by an officer of the Company and properly filed with the Nevada Secretary of State (each, a “Certificate of Designation”), and at no time will the total number of shares of Preferred Stock designated pursuant to all then-effective Certificates of Designation exceed the total number of shares of Preferred Stock then authorized under the Company’s articles of incorporation; (ix) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and in the Securities Documents at all relevant times are and will be, true and correct as to factual matters; (x) each natural person executing a document has or will have sufficient legal capacity to do so; (xi) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (xii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (xiii) the Registation Statement will have been declared effective and will remain effective under the Securities Act at all times during which the Securities are sold thereunder.

Atlas Lithium Corporation

August 25, 2023

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, if and when all Corporate Proceedings have been taken and completed in respect of any offering, issuance or sale of Securities, and to the extent such Securities have been issued in accordance with all applicable terms and conditions set forth in the relevant Securities Documents and Certificate(s) of Designation, including payment in full of all consideration required therefor as authorized by such Corporate Proceedings and prescribed by such Securities Documents and Certificate(s) of Designation, such Securities will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP